UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, Thomas S. Capello, a Class I trustee and a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Trustees of Hersha Hospitality Trust (the “Company”), resigned from the Board of Trustees.  His resignation was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). There were 160,685,729 common shares of the Company represented in person or by proxy at the meeting, constituting approximately 92.7% of outstanding common shares on March 30, 2012, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: Election of five Class I trustees to the Company’s Board of Trustees.

	For	Against	Abstain	Broker Non-Votes
Jay H. Shah	126,031,696	4,334,399	125,640	30,193,994
Daniel R. Elsztain	124,591,231	5,766,661	133,843	30,193,994
Donald J. Landry	125,735,918	4,621,003	134,814	30,193,994
Michael A. Leven*	125,586,590	4,772,292	132,853	30,193,994
Thomas J. Hutchison III	126,288,137	4,069,980	133,618	30,193,994

*
As previously reported in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting (the “Proxy Statement”), Mr. Leven, who prior to the Annual Meeting served as a trustee emeritus and formerly served as a Class II Trustee from May 2001 until March 2010, had been nominated for election in the place of Mr. Capello.  Mr. Capello, who had served on the Board of Trustees since the Company’s initial public offering in January 1999, informed the Board of Trustees that he would not stand for re-election at the Annual Meeting.  Upon his election to the Board of Trustees at the Annual Meeting, Mr. Leven became eligible to participate in the Company’s compensatory programs for non-management trustees as described in the Proxy Statement.

All trustee nominees were duly elected. Each of the individuals named in the above table will serve as Class I trustees until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified.

Proposal 2: Advisory vote to approve the Named Executive Officer’s compensation.

For	Against	Abstain	Broker Non-Votes
126,406,471	4,008,460	76,804	30,193,994

The proposal was approved on an advisory basis.

Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
151,516,976	7,004,137	2,164,616	N/A

The appointment was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERHSA HOSPITALITY TRUST

	By:	/s/ Michael R. Gillespie
Name: Michael R. Gillespie
Dated: May 29, 2012	Title: Chief Accounting Officer